Exhibit 10.1












                                CREDIT AGREEMENT

                                      among

                          DELTA AND PINE LAND COMPANY,

                                  as Borrower,

                          CERTAIN OF ITS SUBSIDIARIES,

                                 as Guarantors,


                                       AND


                             BANK OF AMERICA, N.A.,
                                    as Lender


                           Dated as of April 15, 2005





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
                                TABLE OF CONTENTS

                                                                                                          Page

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS..................................................................1
           --------------------------------
    1.1        Definitions...................................................................................1
               -----------
    1.2        Computation of Time Periods and Other Definitional Provisions................................17
               -------------------------------------------------------------
    1.3        Accounting Terms.............................................................................18
               ----------------
    1.4        Times of Day.................................................................................18
               ------------
    1.5        Letter of Credit Amounts.....................................................................18
               ------------------------

SECTION 2  THE COMMITMENT AND CREDIT EXTENSIONS.............................................................18
           ------------------------------------
    2.1        Revolving Loans..............................................................................18
               ---------------
    2.2        Letters of Credit............................................................................20
               -----------------
    2.3        Prepayments..................................................................................24
               ------------
    2.4        Termination or Reduction of Commitment.......................................................25
               --------------------------------------
    2.5        Repayment of Loans...........................................................................25
               ------------------
    2.6        Interest.....................................................................................25
               --------
    2.7        Unused Fee...................................................................................26
               ----------
    2.8        Computation of Interest and Fees.............................................................26
               --------------------------------
    2.9        Evidence of Debt.............................................................................26
               ----------------
    2.10       Payments Generally...........................................................................26
               ------------------

SECTION 3  TAXES, YIELD PROTECTION AND ILLEGALITY...........................................................27
           --------------------------------------
    3.1        Taxes........................................................................................27
               -----
    3.2        Increased Cost and Reduced Return; Capital Adequacy..........................................28
               ---------------------------------------------------
    3.3        Inability To Determine Interest Rate.........................................................28
               ------------------------------------
    3.4        Illegality...................................................................................29
               ----------
    3.5        Funding Losses...............................................................................29
               --------------
    3.6        Matters Applicable to all Requests for Compensation..........................................30
               ---------------------------------------------------
    3.7        Survival.....................................................................................30
               --------

SECTION 4   GUARANTY .......................................................................................30
            --------
    4.1        Guaranty of Payment..........................................................................30
               -------------------
    4.2        Obligations Unconditional....................................................................30
               -------------------------
    4.3        Modifications................................................................................31
               -------------
    4.4        Waiver of Rights.............................................................................31
               ----------------
    4.5        Reinstatement................................................................................32
               -------------
    4.6        Remedies.....................................................................................32
               --------
    4.7        Limitation of Guaranty.......................................................................32
               ----------------------
    4.8        Rights of Contribution.......................................................................32
               ----------------------

SECTION 5  CONDITIONS PRECEDENT.............................................................................33
           --------------------
    5.1        Closing Conditions...........................................................................33
               ------------------
    5.2        Conditions to All Revolving Loans............................................................35
               ---------------------------------

SECTION 6  REPRESENTATIONS AND WARRANTIES...................................................................35
           ------------------------------
    6.1        Financial Condition..........................................................................35
               -------------------
    6.2        No Material Adverse Change...................................................................36
               --------------------------
    6.3        Organization and Good Standing...............................................................36
               ------------------------------
    6.4        Due Authorization............................................................................36
               -----------------
    6.5        No Conflicts.................................................................................36
               ------------
    6.6        Consents.....................................................................................37
               --------
    6.7        Enforceable Obligations......................................................................37
               -----------------------
    6.8        No Default...................................................................................37
               ----------
    6.9        Ownership....................................................................................37
               ---------
    6.10       Indebtedness.................................................................................37
               ------------
    6.11       Litigation...................................................................................37
               ----------
    6.12       Taxes........................................................................................38
               -----
    6.13       Compliance with Law..........................................................................38
               -------------------
    6.14       ERISA........................................................................................38
               -----
    6.15       Subsidiaries.................................................................................39
               ------------
    6.16       Use of Proceeds; Margin Stock................................................................39
               -----------------------------
    6.17       Government Regulation........................................................................39
               ---------------------
    6.18       Environmental Matters........................................................................40
               ---------------------
    6.19       Intellectual Property........................................................................41
               ---------------------
    6.20       Solvency.....................................................................................41
               --------
    6.21       Investments..................................................................................42
               -----------
    6.22       Disclosure...................................................................................42
               ----------
    6.23       Licenses, etc................................................................................42
               --------------

SECTION 7  AFFIRMATIVE COVENANTS............................................................................42
           ---------------------
    7.1        Information Covenants........................................................................42
               ---------------------
    7.2        Asset Coverage Ratio.........................................................................44
               --------------------
    7.3        Preservation of Existence and Franchises.....................................................44
               ----------------------------------------
    7.4        Books and Records............................................................................44
               -----------------
    7.5        Compliance with Law..........................................................................45
               -------------------
    7.6        Payment of Taxes and Other Indebtedness......................................................45
               ---------------------------------------
    7.7        Insurance....................................................................................45
               ---------
    7.8        Maintenance of Property......................................................................45
               -----------------------
    7.9        Performance of Obligations...................................................................45
               --------------------------
    7.10       Use of Proceeds..............................................................................46
               ---------------
    7.11       Audits/Inspections...........................................................................46
               ------------------
    7.12       Additional Credit Parties....................................................................46
               -------------------------

SECTION 8  NEGATIVE COVENANTS...............................................................................46
           ------------------
    8.1        Indebtedness.................................................................................46
               ------------
    8.2        Liens........................................................................................47
               -----
    8.3        Nature of Business...........................................................................47
               ------------------
    8.4        Consolidation and Merger.....................................................................47
               ------------------------
    8.5        Sale or Lease of Assets......................................................................47
               -----------------------
    8.6        Sale Leasebacks..............................................................................47
               ---------------
    8.7        Advances, Investments and Loans..............................................................48
               -------------------------------
    8.8        Restricted Payments..........................................................................48
               -------------------
    8.9        Transactions with Affiliates.................................................................48
               ----------------------------
    8.10       Fiscal Year; Organizational Documents........................................................48
               -------------------------------------
    8.11       Negative Pledges.............................................................................48
               ----------------
    8.12       Capital Expenditures.........................................................................48
               --------------------
    8.13       Prepayment of Other Indebtedness.............................................................49
               --------------------------------

SECTION 9  EVENTS OF DEFAULT ...............................................................................49
           -----------------
    9.1        Events of Default............................................................................49
               -----------------
    9.2        Acceleration; Remedies.......................................................................52
               ----------------------
    9.3        Allocation of Payments After Event of Default................................................52
               ---------------------------------------------

SECTION 10  MISCELLANEOUS...................................................................................53
            -------------
    10.1       Notices......................................................................................53
               -------
    10.2       Right of Set-Off.............................................................................53
               ----------------
    10.3       Successors and Assigns.......................................................................53
               ----------------------
    10.4       No Waiver; Remedies Cumulative...............................................................54
               ------------------------------
    10.5       Payment of Expenses; Indemnification.........................................................54
               ------------------------------------
    10.6       Amendments, Waivers and Consents.............................................................55
               --------------------------------
    10.7       Counterparts.................................................................................55
               ------------
    10.8       Headings.....................................................................................56
               --------
    10.9       Survival of Indemnification and Representations and Warranties...............................56
               --------------------------------------------------------------
    10.10      Governing Law; Jurisdiction..................................................................56
               ---------------------------
    10.11      Waiver of Right to Trial by Jury.............................................................57
               --------------------------------
    10.12      Time.........................................................................................57
               ----
    10.13      Severability.................................................................................57
               ------------
    10.14      Entirety.....................................................................................57
               --------
    10.15      Binding Effect...............................................................................57
               --------------
    10.16      Confidentiality..............................................................................58
               ---------------
    10.17      U.S. Patriot Act Notice......................................................................58
               -----------------------



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SCHEDULES

Schedule 6.11     Litigation
Schedule 6.14     ERISA
Schedule 6.15     Subsidiaries
Schedule 8.2(l)   Other Existing Liens
Schedule 10.1     Notices


EXHIBITS

Exhibit 2.1(b)    Form of Loan Notice
Exhibit 2.1(c)    Form of Notice of Continuation/Conversion
Exhibit 2.9       Form of Revolving Note
Exhibit 5.1(d)    Form of Legal Opinion
Exhibit 7.1(c)    Form of Officer's Certificate
Exhibit 7.12      Form of Joinder Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of April 15, 2005 among DELTA AND PINE LAND COMPANY, a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower listed (individually a "Guarantor" and collectively the "Guarantors"), and BANK OF AMERICA, N.A., as Lender (the "Lender").

                                    RECITALS

         WHEREAS, the Borrower and the Guarantors have requested, and the Lender has agreed, to provide a $75,000,000 revolving credit facility on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      Definitions.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Accounts Receivable" means all of the Borrower and its Domestic Subsidiaries' now owned or hereafter acquired or arising accounts receivable for the rendering of services and the sale of goods in the ordinary course of business, including any "account" as defined in the UCC, but subtracting the Monsanto Payable.

                  "Acquisition" means the acquisition by any Person of all or substantially all of the Capital Stock or all or substantially all of the assets of another Person, whether or not involving a merger or consolidation with such Person.

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus
         0.55%.

                  "Adjusted Net Income" means Net Income plus, for fiscal year 2004 only, special non-cash charges taken in such fiscal year related to write-off of in-process research and development, facility closings, workforce reductions, unusual or non-recurring write-downs of property and similar items. The parties stipulate that Adjusted Net Income for the 2004 fiscal year was $27.5 million.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Asset Coverage Ratio" means, as of any date of determination, the ratio of (i) the sum of (a) Accounts Receivable plus (b) unrestricted cash plus (c) Cash Equivalents plus (d) Inventory plus (e) Net PP&E to (ii) Funded Debt outstanding under this Credit Agreement as of such date.

                  "Bank of America" means Bank of America, N.A. (or any successor thereto).

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Commitment" means $25,000,000, as such amount may be reduced in accordance with Section 2.4.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
         (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means Delta and Pine Land Company, a Delaware corporation, together with any successors and permitted assigns.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Memphis, Tennessee or the State of Mississippi; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Capital Expenditures" means all expenditures of the Borrower and its Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures net of identifiable contributions made by joint venture partners or participants and/or parties other than the Borrower and its Wholly-Owned Subsidiaries, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Collateral" has the meaning set forth in Section 2.2(f).

                  "Cash Collateralize" has the meaning set forth in Section 2.2(f).

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) the Lender, (ii) any domestic commercial bank having capital and surplus in excess of $100,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including the Lender) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d), and (f) Dividends Received Eligible Auction Market Stock issued by the lender or similar instruments issued by other banks.

                  "Change of Control" means (i) any Person or two or more Persons acting in concert shall have acquired, after the date hereof, beneficial ownership, directly or indirectly, of Capital Stock of the Borrower (or other securities convertible into such Capital Stock) representing 50% or more of the combined voting power of all Capital Stock of the Borrower or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower cease to constitute a majority of the board of directors of the Borrower and such event is a result (directly or indirectly) of the acquisition of 10% or more of the combined voting power of the Capital Stock by a Person or Persons who did not own at least 10% or more of the combined voting power of the Capital Stock as of the Closing Date. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Commitment" means the obligation of the Lender to make Revolving Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to Section 2.1 and Section 2.2.

                  "Consolidated Net Worth" means, as of any date, shareholders' equity or net worth of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Tangible Assets" means the amount by which the consolidated total assets of the Borrower and its Subsidiaries on a consolidated basis exceeds the net book value of all items which would be classified as intangible assets under GAAP.

                  "Credit Agreement" has the meaning set forth in the introductory paragraph.

                  "Credit Documents" means this Credit Agreement, the Revolving Note, any Joinder Agreement, each Loan Notice, each Letter of Credit Application and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Extensions" means each of the following: (a) a Revolving Loan (whether made pursuant to a Loan Notice or an "auto borrow" or "zero balance" or similar arrangement) and (b) an LOC Credit Extension.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means without duplication, all of the obligations of the Credit Parties to the Lender, whenever arising, under this Credit Agreement, the Revolving Note or any of the other Credit Documents to which the Borrower or any of its Subsidiaries is a party.

                  "D&M Partners" means D&M Partners, a Delaware general partnership, created pursuant to that certain Partnership Agreement between Monsanto and the Borrower dated February 2, 1996, as amended as of August 31, 2004, as the same may be amended from time to time in accordance with its terms.

                  "Daily Eurodollar Rate" means the rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the issuance of such Loan, for Dollar deposits of one month. If such rate is not available at such time for any reason, then the "Daily Eurodollar Rate" shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the date of issuance of such Loan in same day funds in the approximate amount of the Loan being made would be offered by Bank of America's London Branch to major banks for one month deposits in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the issuance of such Loan. The Daily Eurodollar Rate shall be adjusted every date of change in such rate.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.6(b).

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Dividends Received Eligible Auction Market Stock" means any of the Series A-1 through A-11 preferred stock issued by Banc of America Preferred Funding Corporation, a Delaware corporation.

                  "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lender) and on which the initial Loans shall have been made.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
         (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater,
         (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or binding directive issued thereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or, solely for the purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(o) of the Code,
         Section 414(m) of the Code.

                  "Eurodollar Base Rate" has the meaning specified in the definition of Eurodollar Rate.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Loan, a rate per annum determined by the Lender pursuant to the following formula:

                      Eurodollar Rate  =         Eurodollar Base Rate
                                           ------------------------------------
                                           1.00 - Eurodollar Reserve Percentage

                  Where,

                           "Eurodollar Base Rate" means, for such Interest
                  Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                           "Eurodollar Reserve Percentage" means, for any day
                  during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to the Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the events or circumstances described in Section 9.1.

                  "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Lender.

                  "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                  "FRB" means the Board of Governors of the Federal Reserve System of the United States.

                  "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries for borrowed money, unless such Indebtedness is owed by a Credit Party to another Credit Party, (b) all purchase money Indebtedness of the Borrower and its Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included),
         (e) all Guaranty Obligations of the Borrower and its Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of the Borrower and its Subsidiaries whether or not such Funded Debt has been assumed by the Borrower or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent the Borrower or one of its Subsidiaries is legally obligated, net of any assets of such partnership or joint venture, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP and (i) the outstanding principal amount of all Securitization Transactions, after taking into account reserve accounts and making appropriate adjustments, determined by the Lender in its reasonable judgment.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each Subsidiary of the Borrower listed on the signature pages hereto and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns.

                  "Guaranty" means, with respect to each Guarantor, the obligations of such Guarantor under Section 4.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,
         (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements but excluding obligations to provide funding for partnerships and joint ventures) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

                  "Honor Date" has the meaning set forth in Section 2.2(c).

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (k) the outstanding principal amount of all Securitization Transactions, after taking into account reserve accounts and making appropriate adjustments, determined by the Lender in its reasonable judgment. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated.

                  "Indemnitees" has the meaning set forth in Section 10.5(b).

                  "Information" has the meaning set forth in Section 10.16.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each March, June, September and December and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, or three months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Inventory" means all of the Borrower and its Domestic Subsidiaries' now owned and hereafter acquired inventory, goods and merchandise, located in the United States, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrower's or its Subsidiaries' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents (as defined in the UCC) representing them.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Lender and the Borrower (or any Subsidiary) or in favor the Lender and relating to any such Letter of Credit.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12.

                  "Lender" means Bank of America.

                  "Letter of Credit" means any letter of credit issued by the Lender for the account of any Credit Party in accordance with the terms of Section 2.2.

                  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the Lender.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any such Loan), individually or collectively, as appropriate.

                  "Loan Notice" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

                  "LOC Commitment Amount" means $20,000,000.

                  "LOC Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Lender but not theretofore reimbursed by the Borrower.

                  "Material Adverse Effect" means an occurrence which would have a material adverse effect at any time prior to payment in full of the Credit Party Obligations and the termination of the Commitment on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of (i) the Borrower or
         (ii) the Guarantors, taken as a whole, to perform its or their respective material obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lender hereunder or thereunder taken as a whole.

                  "Maturity Date" means the earliest to occur of (a) July 31, 2006 (or such other date as the parties may agree pursuant to the terms of Section 2.1(e)) or (b) the date the Commitment is terminated pursuant to Section 9.2.

                  "Monsanto" means Monsanto Company, a Delaware corporation having its principle place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri.

                  "Monsanto Bollgard License" means the Bollgard(R) Gene License and Seed Services Agreement between Monsanto, D&M Partners and the Borrower dated as of February 2, 1996, as amended December 8, 1999, January 2, 2000, and March 26, 2003, as the same may be amended from time to time in accordance with its terms.

                  "Monsanto Bollgard II License" means the Bollgard(R) II Gene License and Seed Services Agreement between Monsanto and the Borrower dated as of December 2000, as the same may be amended from time to time in accordance with its terms.

                  "Monsanto Marketing Services Agreement" means the Marketing Services Agreement among Monsanto, D&M Partners and the Borrower dated as of February 2, 1996, as the same may be amended from time to time in accordance with its terms.

                  "Monsanto Payable" means any amounts recorded as due on the books of the Borrower to Monsanto as royalty and/or marketing services fees pursuant to the Monsanto Bollgard License, the Monsanto Bollgard II License, the Monsanto Roundup Ready License, the Monsanto Roundup Ready Flex License, and/or the Monsanto Marketing Services Agreement.

                  "Monsanto Roundup Ready Flex License" means the Roundup Ready Flex(R) Gene License and Seed Services Agreement between Monsanto and the Borrower dated as of January 7, 2005, as the same may be amended from time to time in accordance with its terms.

                  "Monsanto Roundup Ready License" means the Roundup Ready(R) Gene License and Seed Services Agreement among Monsanto, D&M Partners and the Borrower dated as of February 2, 1996, as amended July 26, 1996, December 8, 1999, January 2, 2000, and March 26, 2003, as the same may be amended from time to time in accordance with its terms.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Net Income" means net income of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

                  "Net PP&E" means the net book value of all property, plant and equipment of the Borrower and its Domestic Subsidiaries located in the United States, as determined in accordance with GAAP.

                  "Notice of Continuation/Conversion" means a request by the Borrower in the form of Exhibit 2.1(c) to (a) continue an existing Eurodollar Loan to a new Interest Period or (b) convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan.

                  "Other Taxes" has the meaning set forth in Section 3.1(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means an Acquisition by the Borrower or any Subsidiary of the Borrower for at or below fair market value of the Capital Stock or property acquired, provided that (a) the Capital Stock or property of another Person in such Acquisition relates to a line of business similar to the business of the Borrower or one of its Subsidiaries engaged in on the Closing Date; (b) in the case of an Acquisition of the Capital Stock of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (ii) such Person shall become a direct or indirect Subsidiary of the Borrower; (c) the Borrower shall have delivered to the Lender not less than 10 days prior to such Acquisition, a pro forma certificate of a Responsible Officer demonstrating that, upon giving effect to such Acquisition on a pro forma basis, the Borrower shall be in compliance with the covenant set forth in Section 7.2; (d) the representations and warranties made by the Borrower herein shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto) and (e) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any earn-out obligations) for all Acquisitions occurring after the Closing Date shall not exceed $60,000,000.

                  "Permitted Indebtedness" has the meaning set forth in Section 8.1.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) purchases or licenses of germplasm, intellectual property or technology related to a line of business similar to the business that the Borrower or one of its Subsidiaries is engaged in on the Closing Date, (e) Investments by one Credit Party in another Credit Party; (f) Investments in notes receivables and loans to directors, officers or employees of a Credit Party in the ordinary course of business for reasonable business expenses, not to exceed $2,000,000 in the aggregate, at any one time outstanding, (g) Investments in Subsidiaries which are not Credit Parties, as reflected on the Borrower's most recent consolidated balance sheet, in an aggregate amount not to exceed 25% of Consolidated Tangible Assets as of the end of the most recently ended fiscal year of the Borrower, (h) Investments in Capital Expenditures in accordance with the terms of Section 8.12, (i) Investments in companies, partnerships and joint ventures which are not Subsidiaries, as reflected on the Borrower's most recent consolidated balance sheet, in an aggregate amount not to exceed 10% of Consolidated Tangible Assets as of the end of the most recently ended fiscal quarter of the Borrower, (j) Permitted Acquisitions, (k) other Investments not to exceed $10,000,000, in the aggregate, at any one time outstanding or
         (l) advances in respect of repurchases of Capital Stock in accordance with the terms of Section 8.8 hereof.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
         (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness allowed under Section 8.1(e) and (i), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) precautionary filings of financing statements in connection with operating leases entered into in the ordinary course of business and (l) Liens existing on the date hereof and identified on Schedule 8.2(l); provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I (other than Subtitle A or
         Part 1 of Subtitle B thereof) or Title IV of ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Real Properties" has the meaning set forth in Section
         6.18(a).

                  "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Request for Credit Extension" means (a) with respect to a borrowing of Loans, a Loan Notice, and (b) with respect to the issuance, extension of the expiry date, or the renewal or increase of the amount of any Letter of Credit, a Letter of Credit Application.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Responsible Officer" means the Chairman, Chief Executive Officer and President, Vice President - Finance and Treasurer (or principal accounting and finance officer) or other duly authorized officer.

                  "Revolving Loans" has the meaning set forth in Section 2.1(a).

                  "Revolving Note" means the promissory note of the Borrower in favor of the Lender evidencing the Revolving Loans provided pursuant to
         Section 2.1, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.9.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Seasonal Commitment" means (i) $50,000,000 during the period from October 1 through July 31, as such amount may be reduced in accordance with Section 2.4 and (ii) $0 during the period from August 1 through September 30.

                  "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate or any other Person.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person if sold as a going concern is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, as to any Person, (a) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has 50% or more of the equity interest at any time or (c) any other entity whose financial information is consolidated with such Person's financial statements in accordance with GAAP.

                  "Taxes" has the meaning set forth in Section 3.1(a).

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                  "Total Commitment Amount" means the sum of the Base Commitment plus the Seasonal Commitment in effect from time to time.

                  "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Tennessee; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                  "Unreimbursed Amount" has the meaning set forth in Section 2.2(c).

                  "Wholly-Owned Domestic Subsidiary" means any Domestic Subsidiary that is a Wholly-Owned Subsidiary.

                  "Wholly-Owned Subsidiary" means, as to any Person, any Subsidiary 100% of whose Capital Stock is at the time owned by such Person, directly or indirectly, through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by such Person.

         1.2      Computation of Time Periods and Other Definitional Provisions.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3      Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Lender shall so object in writing within 60 days after delivery of such financial statements (or after the Lender has been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lender as to which no such objection shall have been made.

         1.4      Times of Day.

         Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

         1.5      Letter of Credit Amounts.

         Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.


                                    SECTION 2

                      THE COMMITMENT AND CREDIT EXTENSIONS

         2.1      Revolving Loans.

         (a) Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a "Revolving Loan") to the Borrower in Dollars from time to time on any Business Day during the period from the Closing Date to but not including the Maturity Date; provided, however, that after giving effect to any advance of Revolving Loans, the sum of the outstanding principal amount of Revolving Loans plus the outstanding amount of LOC Obligations shall not exceed the Total Commitment Amount then in effect. Subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.3, and reborrow under this Section 2.1. In addition, subject to the terms and conditions set forth herein, the Lender has agreed to advance Revolving Loans to the Borrower pursuant to an "auto borrow" arrangement in an aggregate principal amount not exceeding at any time FIFTEEN MILLION DOLLARS ($15,000,000). Notwithstanding anything herein to the contrary, in connection with such "auto borrow" arrangement the Borrower and the Lender agree that (i) the Total Commitment Amount shall be subject to a reserve of $15,000,000 for Revolving Loans advanced pursuant to the "auto borrow" arrangement (i.e., the amount of the Commitment available for Revolving Loans and Letters of Credit (other than Revolving Loans advanced pursuant to the "auto borrow" arrangement) shall be $60,000,000) and (ii) with respect to all Revolving Loans advanced pursuant to the "auto borrow" arrangement, such Revolving Loans shall be treated in all respects as Revolving Loans advanced under this Agreement (notwithstanding that such Revolving Loans are part of an "auto borrow" arrangement). The Borrower's account No. 000653234203 maintained with the Lender shall be utilized in connection with the "auto borrow" arrangement.

         (b) Borrowing Procedures. Each borrowing of Revolving Loans shall be made upon the Borrower's Loan Notice to the Lender. Each such Loan Notice must be received by the Lender not later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, and shall set forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Base Rate, or the Adjusted Eurodollar Rate, (C) with respect to Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. Notwithstanding the foregoing, in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Lender, the Borrower shall request Loans pursuant to such alternative notice arrangements, if any, provided thereunder or in connection therewith.

         (c) Continuations and Conversions. The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.1(c), in compliance with the terms set forth below, (b) Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) after notice from the Lender, Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 1:00 p.m. (i) the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Lender which shall set forth (A) whether the Borrower wishes to continue or convert such Loans and
(B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         (d) Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $100,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Total Commitment Amount and (c) no more than twelve (12) Eurodollar Loans shall be outstanding hereunder at any one time; provided that in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Lender, each Loan advance shall be in such minimum amounts, if any, provided by such agreement. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

         (e) Extension of Maturity Date. The Borrower may, between September 15, 2005 and November 15, 2005, make written request of the Lender to extend the Maturity Date for an additional period of one year. The Lender shall make a determination in its sole discretion not later than 60 days after the receipt of any such request (such request to be sent by certified mail or via overnight courier) as to whether or not it will agree to extend the Maturity Date as requested. If, in response to a request for an extension of the Maturity Date, the Lender shall refuse (or is deemed to have refused) to agree to the requested extension, then the Maturity Date shall not be extended and the then applicable Maturity Date shall continue in effect.

         2.2      Letters of Credit.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, the Lender agrees from time to time on any Business Day during the period from the Closing Date to but not including thirty (30) days prior to the Maturity Date to issue Letters of Credit in Dollars for the account of the Borrower or any Subsidiary, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The Lender shall be under no obligation to issue any Letter of Credit if:

                           (A) after giving effect to such Letter of Credit, (1)
                  the sum of the outstanding principal amount of Revolving Loans plus the outstanding amount of LOC Obligations would exceed the Total Commitment Amount then in effect or (2) the outstanding amount of LOC Obligations would exceed the LOC Commitment Amount;

                           (B) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;

                           (C) the expiry date of such Letter of Credit would
                  occur (x) after the date five (5) days prior to the Maturity Date or (y) more than twelve months after the date of issuance or last renewal; or

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of the Lender applicable to borrowers generally.

                  (iii) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the Lender not later than 11:00 a.m. at least ten Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
(E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business
Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may reasonably require.

         (c) Drawings and Reimbursements; Funding of Participations. Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Lender shall notify the Borrower thereof. Not later than 11:00 a.m. on the date of any payment by the Lender under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the Lender in an amount equal to the amount of such drawing. In the event the Borrower fails to so reimburse the Lender, the Borrower shall be deemed to have requested a borrowing of Revolving Loans to be disbursed on the Honor Date in an amount equal to the amount of the unreimbursed drawing (the "Unreimbursed Amount"), without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Revolving Loans, but subject to the amount of the unutilized portion of the Total Commitment Amount then in effect and the conditions set forth in Section 5.2 (other than the delivery of a Loan Notice). If any Unreimbursed Amount is not fully refinanced by a borrowing of Revolving Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the amount of the Unreimbursed Amount that is not so refinanced shall bear interest at the Default Rate until reimbursed by the Borrower.

         (d) Obligations Absolute. The obligation of the Borrower to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, any other Credit Document or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, unless it is apparent from the face of any draft, demand, certificate or other document that it is forged, fraudulent, invalid or insufficient, or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, unless such delay or loss is due to the gross negligence of the Lender;

                  (iv) any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy law, unless such payment was made as a result of the gross negligence of the Lender; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.


         (e) Role of Lender. The Borrower agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. The Lender shall not be liable or responsible for (i) any action taken or omitted in the absence of gross negligence or willful misconduct; or
(ii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Lender, and the Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Lender's bad faith, willful misconduct or gross negligence or the Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (f) Cash Collateral. If, as of the Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then outstanding amount of all LOC Obligations. For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Lender, as collateral for the LOC Obligations, cash or deposit account balances in an amount equal to the then outstanding amount of all LOC Obligations pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts with the Lender.

         (g) Applicability of ISP98. Unless otherwise expressly agreed by the Lender and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (h) Letter of Credit Fees. The Borrower shall pay to the Lender on a quarterly basis a Letter of Credit fee for each Letter of Credit equal to 0.55% per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) for the duration of such Letter of Credit. Such Letter of Credit fee shall be payable in arrears on the last Business Day of each calendar quarter.

         (i) Documentary and Processing Charges Payable to Lender. The Borrower shall pay directly to the Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (k) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         2.3      Prepayments.

         (a) Voluntary Prepayments of Loans. The Borrower may, upon notice from the Borrower to the Lender, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part, including the right to repay Base Rate Loans on any Business Day, without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m. on the date of any such prepayment; (ii) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Lender and any prepayment of Eurodollar Loans will be subject to Section 3.5 and (iii) any such payment shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); provided further that in the event that an "auto borrow" or "zero balance" or other similar arrangement shall then be in place with the Lender, Loans may be prepaid in such other minimum amounts, if any, provided under such arrangement.

         (b) Mandatory Prepayments of Loans. If for any reason the sum of the outstanding principal amount of Revolving Loans plus the outstanding amount of LOC Obligations at any time exceeds the Total Commitment Amount, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to such excess.

         2.4      Termination or Reduction of Commitment.

         The Borrower may, upon notice from the Borrower to the Lender, terminate any of the Commitment or permanently reduce the Total Commitment Amount; provided that (a) any reduction of the Commitment or the Total Commitment Amount shall not be to an amount less than the sum of the outstanding principal amount of Revolving Loans plus the outstanding amount of LOC Obligations, (b) any such notice shall be received by the Lender not later than 11:00 a.m. three Business Days prior to the date of termination or reduction,
(c) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof and (d) the Borrower shall designate whether such reduction is to be applied to the Base Commitment, the Seasonal Commitment or to both the Base Commitment and the Seasonal Commitment and, if to both, the allocation of such reduction between the Base Commitment and the Seasonal Commitment (which allocation must be in minimum amounts of $1,000,000 and in integral multiples of $100,000). All commitment fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.

         2.5      Repayment of Loans.

         The Borrower shall repay the aggregate outstanding principal amount of all Revolving Loans on the Maturity Date.

         2.6      Interest.

         (a) Interest Rate. All Base Rate Loans shall accrue interest at the Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate. Notwithstanding the foregoing, in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Lender, all Loans outstanding pursuant to such arrangements, if any, shall bear interest at the Daily Eurodollar Rate.

         (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default (unless waived by the Lender), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Base Rate plus two percent (2%) per annum) (the "Default Rate").

         (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

         2.7      Unused Fee.

         In addition to certain fees described in subsections (h) and (i) of
Section 2.2, the Borrower shall pay to the Lender an unused fee equal to the product of (i) 0.125% per annum times (ii) the actual daily amount by which the Total Commitment Amount exceeds the sum of (y) the outstanding principal amount of Revolving Loans and (z) the outstanding amount of LOC Obligations. The unused fee shall accrue at all times during the period from the Closing Date to the Maturity Date, including at any time during which one or more of the conditions in Section 5 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

         2.8      Computation of Interest and Fees.

         All computations of interest determined by the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made, and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid, provided that any Revolving Loan that is repaid on the same day on which it is made shall, subject to Section 2.10, bear interest for one day.

         2.9      Evidence of Debt.

         The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Credit Party Obligations. The Borrower shall execute and deliver to the Lender a promissory note, which shall evidence the Revolving Loans in addition to such accounts or records. The promissory note shall be in the form of Exhibit 2.9 (a "Revolving Note"). The Lender may attach schedules to the Revolving Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         2.10     Payments Generally.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. All payments received by the Lender after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until the next succeeding Business Day. Notwithstanding the foregoing, in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Lender, the Borrower shall repay Loans pursuant to such arrangements, if any, provided thereunder or in connection therewith.

         (b) The Borrower hereby irrevocably authorizes the Lender to debit account number 000653234203 maintained with the Lender for all payments due hereunder on the date due.

         (c) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day, and such extension or reduction of time shall be reflected in computing interest or fees, as the case may be.


                                    SECTION 3

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1      Taxes.

         (a) Any and all payments by any Credit Party to or for the account of the Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by the Lender's overall net income, and franchise or similar taxes imposed on the Lender (in lieu of, or in addition to, net income taxes), by the jurisdiction (or any political subdivision thereof) under the Requirements of Law of which the Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by any Requirements of Law to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Requirements of Law, and (iv) within thirty days after the date of such payment, such Credit Party shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof or, if no such receipt is available, other evidence of payment reasonably satisfactory to the Lender.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify the Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (c) shall be made within thirty days after the date the Lender makes a demand therefor.

         (d) The Lender and any assignee of the Lender shall deliver to the Borrower, prior to receipt of any payment subject to withholding under the Internal Revenue Code (or upon accepting an assignment of an interest herein), IRS Form W-9 claiming an exemption from back-up withholding tax.

         3.2      Increased Cost and Reduced Return; Capital Adequacy.

         (a) If the Lender determines that as a result of the introduction of or any change in or in the interpretation of any Requirement of Law, or the Lender's compliance therewith, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or (as the case may be) issuing Letters of Credit, or a reduction in the amount received or receivable by the Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.1 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Requirements of Law of which the Lender is organized or has its lending office), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such increased cost or reduction.

         (b) If the Lender determines that the introduction of any Requirement of Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by the Lender (or its lending office) therewith, has the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Lender's desired return on capital), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction.

         3.3      Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances arising after the date hereof affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period required shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Lender, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.4      Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for the Lender in good faith to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) the Lender shall promptly give written notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of the Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to a Eurodollar Loan shall forthwith be suspended and, until such time as it shall no longer be unlawful for the Lender in good faith to make or maintain Eurodollar Loans, the Lender shall then have a Commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) the Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to Section 3.5.

         3.5 Funding Losses. Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary and reasonable administrative fees charged by the Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lender under this Section 3.5, the Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

         3.6      Matters Applicable to all Requests for Compensation.

         A certificate of the Lender claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be prime facie evidence of such amount. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         3.7      Survival.

         All of the Borrower's obligations under this Section 3 shall survive termination of the Commitment and repayment of all Credit Party Obligations.


                                    SECTION 4

                                    GUARANTY

         4.1      Guaranty of Payment.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Lender the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise).

         4.2      Obligations Unconditional.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lender without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Revolving Note or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lender to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lender to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lender has been paid in full, and the Commitment under the Credit Agreement has been terminated. Each Guarantor further agrees that nothing contained herein shall prevent the Lender from suing on the Revolving Note or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Revolving Note, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

         4.3      Modifications.

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held under Section 2.2(f) for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lender shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Revolving Note or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and
(g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      Waiver of Rights.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lender and of all extensions of credit to the Borrower by the Lender; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lender's obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lender's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) formal demand for payment under this Guaranty.

         4.5      Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      Remedies.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Lender, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7      Limitation of Guaranty.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8      Rights of Contribution.

         The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitment terminated.


                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      Closing Conditions.

         The obligation of the Lender to enter into this Credit Agreement and make the initial Loans or to issue the initial Letter of Credit, whichever shall occur first, is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Lender of duly executed copies of: (i) this Credit Agreement; (ii) the Revolving Note; and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Lender in its sole discretion.

                  (b) Corporate Documents. Receipt by the Lender of the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (iii) Resolutions. Copies of resolutions of the board
                  of directors or the equivalent authority of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                           (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (c) Financial Statements. Receipt by the Lender of consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years 2002, 2003 and 2004, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and with unaudited projected monthly financial statements for the fiscal year subsequent to August 31, 2004.

                  (d) Opinion of Counsel. Receipt by the Lender of an opinion, or opinions, substantially in the form set forth in Exhibit 5.1(d) and reasonably satisfactory to the Lender, addressed to the Lender and dated as of the Effective Date, from legal counsel to the Credit Parties.

                  (e) Material Adverse Effect. There shall not have occurred a change since August 31, 2004 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (f) Litigation. Except as set forth on Schedule 6.11, there shall not exist any pending or threatened action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

                  (g) Officer's Certificate. The Lender shall have received a certificate executed by a Responsible Officer of the Borrower on behalf of the Borrower as of the Effective Date stating that the Borrower and each of the Borrower's Subsidiaries are in compliance in all material respects with all existing material financial obligations, no action, suit, investigation or proceeding is pending or, to the knowledge of such officer, threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would be reasonably expected to have a Material Adverse Effect, the financial statements and information delivered pursuant to Section 5.1(c) were prepared in good faith and using reasonable assumptions and immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) the Borrower and its Subsidiaries taken as a whole are Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Borrower is in compliance with the financial covenant set forth in
         Section 7.2.

                  (h) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lender as agreed to herein.

                  (i) Other. Receipt by the Lender of such other documents, instruments, agreements or information as reasonably and timely requested by the Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries.

         5.2      Conditions to All Revolving Loans.

         In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make Revolving Loans or to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) unless:

                  (a) Notice. The Borrower shall have delivered a Request for Credit Extension, duly executed and completed, by the times specified in Section 2.1 or Section 2.2, as applicable;

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto; and

                  (d) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) the sum of the Revolving Loans outstanding plus LOC Obligations outstanding shall not exceed the Base Commitment (or if such Revolving Loan is made during the time when the Seasonal Commitment is in effect, the Total Commitment Amount).

The delivery of each Request for Credit Extension shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Lender that:

         6.1      Financial Condition.

         The financial statements delivered to the Lender pursuant to Section 5.1(c) and Section 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. Since August 31, 2004, there has been no sale, transfer or other disposition by any of the Credit Parties of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lender pursuant to Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Lender.

         6.2      No Material Adverse Change.

         (a) Since August 31, 2004, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and (b) from and after the Closing Date, except as otherwise permitted under this Credit Agreement, (i) no cash dividends or other cash distributions have been declared, paid or made upon the Capital Stock or other equity interest in the Borrower or any of its Subsidiaries and (ii) none of the Capital Stock or other equity interest in the Borrower or any of its Subsidiaries has been redeemed, retired, purchased or otherwise acquired for value.

         6.3      Organization and Good Standing.

         Each Credit Party (a) is a corporation or limited liability company duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation or organization, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction in which it does business unless the failure to be so qualified, in good standing or authorized would not have a Material Adverse Effect and (c) has the requisite corporate or company power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4      Due Authorization.

         Each Credit Party (a) has the requisite corporate or company power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate or company action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      No Conflicts.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, except as could not have or be reasonably expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to its properties.

         6.6      Consents.

         Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      Enforceable Obligations.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8      No Default.

         No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lender.

         6.9      Ownership.

         The Borrower and each of the Guarantors is the owner of, and has good and marketable title to, all of its respective assets and none of such assets (except where the failure to own such assets would not be material to the operations of the Borrower or any of its Subsidiaries) is subject to any Lien other than Permitted Liens.

         6.10     Indebtedness.

         The Borrower and its Subsidiaries have no Indebtedness except Permitted Indebtedness.

         6.11     Litigation.

         Except as set forth on Schedule 6.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, a Credit Party or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect.

         6.12     Taxes.

         Each Credit Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

         6.13     Compliance with Law.

         Each Credit Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

         6.14     ERISA.

         Except as described on Schedule 6.14 and as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) Each Single Employer Plan has been funded in a manner that meets the requirements of Code section 412 and ERISA section 302.

                  (c) Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

                  (f) Each Plan sponsored by the Borrower and its Subsidiaries which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

         6.15     Subsidiaries.

         As of the Closing Date, the Borrower has no Subsidiaries other than as set forth on Schedule 6.15.

         6.16     Use of Proceeds; Margin Stock.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, Regulation G or Regulation T.

         6.17     Government Regulation.

         No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of the Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to the Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18     Environmental Matters.

                  (a) To the knowledge of the Credit Parties, except as would not result or be reasonably expected to result in a Material Adverse
         Effect:

                           (i) Each of the real properties owned or leased by a
                  Credit Party (collectively, the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Borrower or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                           (ii) No Credit Party has received any written notice
                  of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge that any such notice is being threatened.

                           (iii) Hazardous Materials have not been transported
                  or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Borrower or any of its Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

                           (iv) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Real Properties or the Businesses.

                           (v) There has been no release or threat of release of
                  Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, waste disposal) of the Borrower or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                           (vi) None of the Real Properties contains, or has
                  previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                           (vii) No Credit Party has assumed any liability of
                  any Person (other than another Credit Party) under any Environmental Law.

                  (b) The Borrower has adopted procedures that are designed to
         (i) ensure that each of the Borrower and its Subsidiaries, any of their operations and each of the properties owned or leased by the Borrower or any of its Subsidiaries remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that the Borrower and its Subsidiaries, any of their operations and each of the properties owned or leased by the Borrower and its Subsidiaries may have under applicable Environmental Laws.

         6.19     Intellectual Property.

         Except as set forth on Schedule 6.11, each Credit Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 6.11, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.

         6.20     Solvency.

         The Borrower and its Subsidiaries on a consolidated basis are and after consummation of the transactions contemplated by this Credit Agreement will be, Solvent.

         6.21     Investments.

         All Investments of the Borrower and its Subsidiaries are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

         6.22     Disclosure.

         Neither this Credit Agreement nor any other document, certificate or statement furnished to the Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.23     Licenses, etc.

         The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same would not have a Material Adverse Effect.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest and fees and other obligations hereunder, have been paid in full, there shall be no LOC Obligations outstanding and the Commitment hereunder shall have terminated:

         7.1      Information Covenants.

         The Borrower will furnish, or cause to be furnished, to the Lender:

                  (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of stockholders' equity and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified accountants to certify such financial information without such qualification, such financial information described above to be in reasonable form and detail and reasonably acceptable to the Lender, and accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the end of each of the first three fiscal quarters of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Lender, and accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenant contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Reports. Upon the written request of the Lender, all reports and written information to and from the Securities and Exchange Commission, United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (e) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Lender immediately of
         (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (A) the commencement of any litigation, arbitral or governmental proceeding against the Borrower or any of its Subsidiaries which if adversely determined would be reasonably expected to have a Material Adverse Effect, or (B) the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws (excluding for purposes hereof, sections (a) and (b) of the definition of Environmental Laws in Section 1.1) the violation of which would be reasonably expected to have a Material Adverse Effect.

                  (f) ERISA. Upon any of the Credit Parties obtaining knowledge thereof, the Borrower will give written notice to the Lender promptly of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Lender with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA) to the extent the Borrower has (or is reasonably able to obtain) each such document.

                  (g) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties as the Lender may reasonably request.

                  (h) Knowledge. For purposes of Section 7.1, a Credit Party shall be considered to have obtained knowledge of an event or condition when an officer or director of such Credit Party has actual personal knowledge of such event or condition.

         7.2      Asset Coverage Ratio.

         As of the end of each fiscal quarter of the Borrower, the Asset Coverage Ratio shall be greater than or equal to 2.00 to 1.0.

         7.3      Preservation of Existence and Franchises.

         Each of the Credit Parties will do all things necessary and commercially reasonable to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4.

         7.4      Books and Records.

         Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

         7.5      Compliance with Law.

         Each of the Credit Parties will comply in all respects with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws and ERISA) unless the failure to comply would not have or be reasonably expected to have a Material Adverse Effect.

         7.6      Payment of Taxes and Other Indebtedness.

         Each of the Credit Parties will pay, settle or discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

         7.7      Insurance.

         Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         7.8      Maintenance of Property.

         Except as would not have or would not reasonably be expected to have a Material Adverse Effect, each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (excluding damage by casualties), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.9      Performance of Obligations.

         Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.10     Use of Proceeds.

         The Borrower will use the proceeds of the Loans solely to provide for working capital and general corporate needs of the Borrower and its Subsidiaries as permitted hereunder.

         7.11     Audits/Inspections.

         Upon reasonable notice and during normal business hours and in a manner that will not unreasonably interfere with its business operations, each Credit Party will permit representatives appointed by the Lender, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Lender or its representatives to investigate and verify the accuracy of information provided to the Lender and to discuss all such matters with the officers, employees and representatives of the Credit Parties.

         7.12     Additional Credit Parties.

         At the time any Person becomes a direct or indirect Wholly-Owned Domestic Subsidiary of the Borrower, the Borrower shall so notify the Lender and promptly thereafter (but in any event within 30 days after the date thereof) shall cause (a) such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12, and (b) deliver such other documentation as the Lender may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Lender.

                                    SECTION 8

                               NEGATIVE COVENANTS

         The Credit Parties hereby covenant and agree that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitment hereunder shall have terminated:

         8.1      Indebtedness.

         The Borrower will not, nor will it permit any of its Wholly-Owned Domestic Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except Indebtedness set forth on Schedule 8.1 hereto (collectively and regardless of whether incurred prior to the Closing Date or thereafter, "Permitted Indebtedness").

         8.2      Liens.

         The Borrower will not, nor will it permit its Wholly-Owned Domestic Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3      Nature of Business.

         The Borrower will not, nor will it permit its Wholly-Owned Domestic Subsidiaries to, alter the general character of its business from that conducted as of the Closing Date or engage in any business other than the general business conducted as of the Closing Date.

         8.4      Consolidation and Merger.

         The Borrower will not, nor will it permit any Credit Party to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 8.4, any Credit Party may be merged or consolidated with or into any other Credit Party if (a) such transaction is between the Borrower and another Credit Party, the Borrower is the continuing or surviving entity, (b) the Lender is given prior written notice of such action, and the Credit Parties execute and deliver such documents, instruments and certificates as the Lender may request, and (c) after giving effect thereto no Default or Event of Default exists.

         8.5      Sale or Lease of Assets.

         The Borrower will not, nor will it permit any Credit Party to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities in excess of $5,000,000 annually, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party (other than the Borrower) of any or all of its assets to the Borrower or to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets (including inventory) no longer used or useful in its business; and (d) the sale, lease, transfer or other disposal by a Credit Party of any of its property or assets resulting from a Requirement of Law.

         8.6      Sale Leasebacks.

         Except as permitted by Section 8.1(e), the Borrower will not, nor will it permit any Credit Party to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired,
(a) which such Credit Party has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease.

         8.7      Advances, Investments and Loans.

         The Borrower will not, nor will it permit any Credit Party to, make any Investments except for Permitted Investments.

         8.8      Restricted Payments.

         Except as set forth on Schedule 8.8 hereto, the Borrower will not, nor will it permit any of its Wholly-Owned Domestic Subsidiaries to, declare or pay any dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any such shares), or set aside any funds for any of the foregoing purposes.

         8.9      Transactions with Affiliates.

         The Borrower will not, nor will it permit its Wholly-Owned Domestic Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, Subsidiary or Affiliate.

         8.10     Fiscal Year; Organizational Documents.

         The Borrower will not, nor will it permit its Subsidiaries to change its articles or certificate of incorporation or its bylaws if such change would have or be reasonably expected to have a Material Adverse Effect. The Borrower will promptly notify the Lender of any change its fiscal year or that of one of its Subsidiaries.

         8.11     Negative Pledges.

         Except as permitted pursuant to Sections 8.1 and 8.7, the Borrower will not, nor will it permit its Wholly-Owned Domestic Subsidiaries to, enter into, assume or become subject to any agreement (other than this Credit Agreement) which prohibits or otherwise restricts the creation of or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or which requires the grant of any security for such obligation if security is given for some other obligation.

         8.12     Capital Expenditures.

         The Borrower will not, nor will it permit its Subsidiaries to, make or incur Capital Expenditures greater than $15,000,000 in any fiscal year.

         8.13     Prepayment of Other Indebtedness.

         The Borrower will not, nor will it permit any Credit Party to (a) amend or modify any of the terms of any Indebtedness of such Credit Party (other than Indebtedness under the Credit Documents) if such amendment or modification would add or change any terms in a manner materially adverse to such Credit Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (b) make (or give any notice with respect thereto) any voluntary, optional or other non-scheduled payment, prepayment, redemption, acquisition for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of such Credit Party (other than Indebtedness under the Credit Documents) (in each case, whether or not mandatory).


                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events and after expiration of any applicable grace or cure periods set forth below related thereto (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or (ii) within five days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made.

                  (c) Covenants. Any Credit Party shall:

                                    (i) default in the due performance or
                  observance of any term, covenant or agreement contained in Sections 7.1(e), 7.2, 7.3, 7.5, 7.6, 7.10, 7.11, 7.12, or 8.1
                  through 8.13 inclusive after the earlier of a Responsible Officer of the Borrower becoming aware of such default or notice thereof given by the Lender; or

                                    (ii) default in the due performance or
                  observance by it of any term, covenant or agreement contained in Section 7.1 (excluding Section 7.1(e)) and such default shall continue unremedied for a period of ten Business Days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof given by the Lender; or

                                    (iii) default in the due performance or
                  observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or
                  (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof given by the Lender.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof given by the Lender, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Lender the material rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The Guaranty given by the Guarantors hereunder or any Additional Credit Party hereafter or any material provision thereof shall cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's material obligations under such Guaranty.

                  (f) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any of the Credit Parties (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Credit Parties in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of the Credit Parties or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of the Credit Parties and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of the Credit Parties shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of the Credit Parties shall admit in writing its inability to pay its debts generally as they become due or any action (excluding for purposes hereof, the seeking of legal advice) shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Wholly-Owned Domestic Subsidiaries in an aggregate principal amount in excess of $5,000,000
         (i) such Person shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or
         (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid, provided that any such event described in this Section 9.1(g) shall not constitute an Event of Default so long as collection of such Indebtedness is stayed by action of any court or arbitral tribunal.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties involving a liability of $5,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage or to the extent not indemnified against by a third party indemnitor acceptable to the Lender) and such judgments, orders or decrees (i) are the subject of any unstayed enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of
         (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

                  (i) ERISA. The occurrence of any of the following events or conditions if such occurrence could have or be reasonably expected to have a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j) Ownership. There shall occur a Change of Control.

         9.2      Acceleration; Remedies.

                  If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

                  (a) Termination of Commitment. Declare by notice to the Borrower the Commitment terminated whereupon the Commitment shall be immediately terminated.

                  (b) Acceleration of Loans. Declare by notice to the Borrower the unpaid principal of and any accrued interest in respect of all Loans, and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to the Lender hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Enforcement of Rights. Enforce, after notice to the Borrower, any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against each or any Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitment shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lender hereunder shall immediately become due and payable without the giving of any notice or other action by the Lender, which notice or other action is expressly waived by the Credit Parties.

         9.3      Allocation of Payments After Event of Default.

         After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the LOC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.2), any amounts received on account of the Credit Party Obligations shall be applied by the Lender in the manner determined by the Lender in its sole discretion. Any surplus remaining after payment in full of the Credit Party Obligations shall be returned to the Borrower or whomsoever a court of competent jurisdiction shall determine to be entitled thereto.


                                   SECTION 10

                                  MISCELLANEOUS

         10.1     Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 10.1, or at such other address as such party may specify by written notice to the other parties hereto.

         10.2     Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default and the commencement of remedies described in Section 9.2, the Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including, without limitation, branches, agencies or Affiliates of the Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lender hereunder, under the Revolving Note, the other Credit Documents or otherwise, irrespective of whether the Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of the Lender subsequent thereto.

         10.3     Successors and Assigns.

         (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Credit Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

         (b) The Lender may assign all or a portion of its rights and obligations under this Credit Agreement (including all or any portion of the Loans) provided that, so long as no Default then exists, the Borrower shall have consented to the assignment (such consent shall not be unreasonably withheld or delayed). From and after the effective date of such assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of the Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment, be released from its obligations under this Credit Agreement (and, in the case of an assignment covering all of the assigning Lender's rights and obligations under this Credit Agreement, the assigning Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.4, 10.4, 10.5 and 10.12). Upon request by the assigning Lender and/or the assignee Lender, the Borrower (at its expense) shall execute and deliver a new or replacement Revolving Note to the assigning Lender and the assignee Lender.

         (c) Notwithstanding anything herein to the contrary, the Lender may at any time, without the consent of the Borrower, pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under the Revolving Note) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

         10.4     No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

         10.5     Payment of Expenses; Indemnification.

         (a) The Credit Parties agree to: (i) pay all reasonable out-of-pocket costs and expenses of the Lender in connection with (w) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Lender), (x) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, (y) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Lender, and (z) any bankruptcy or insolvency proceeding of a Credit Party of any of its Subsidiaries.

         (b) Whether or not the transactions contemplated hereby are consummated, the Credit Parties agree jointly and severally to indemnify and hold harmless the Lender and the Lender's Affiliates, directors, officers, employees, counsel, advisors, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees and expenses of counsel, including the allocated cost of internal counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any of the Commitment, Loans or Letters of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto, and (e) the use by others of Information or other materials obtained through internet or other similar information transmission systems in connection with this Credit Agreement and the other Credit Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 10.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the Credit Party Obligations.

         10.6     Amendments, Waivers and Consents.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, and no consent to any departure by any Credit Party therefrom, shall be effective unless in writing signed by the Lender and the Credit Parties.

         10.7     Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         10.8     Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         10.9     Survival of Indemnification and Representations and
Warranties.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the repayment of the Loans and other obligations and the termination of the Commitment hereunder.

         10.10    Governing Law; Jurisdiction.

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of Mississippi or of the United States for the Northern District of Mississippi and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 10.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 10.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         10.11 Waiver of Right to Trial by Jury. EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.12    Time.

         All references to time herein shall be references to Central Standard Time or Central Daylight Time, as the case may be, unless specified otherwise.

         10.13     Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10.14    Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         10.15    Binding Effect.

         This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lender and it shall have been executed by the Borrower, the Guarantors and the Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, and the Lender and their respective successors and permitted assigns.

         10.16    Confidentiality.

         The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (the Lender agrees to provide notice of any such requirement to the Borrower and, to the extent reasonably requested by the Borrower, cooperate with the Borrower and its Subsidiaries if the Borrower or any of its Subsidiaries seeks to have such Information subject to a protective order); (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Credit Parties; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about the Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to the Lender or its Affiliates. In addition, the Lender may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Lender in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitment, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Credit Party or any Subsidiary of a Credit Party relating to any Credit Party or any Subsidiary of a Credit Party or its business, other than any such information that is available to the on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary of a Credit Party; provided that, in the case of information received from a Credit Party or any Subsidiary of a Credit Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.17    U.S. Patriot Act Notice.

         The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

                          DELTA AND PINE LAND COMPANY,
                          a Delaware corporation


                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


GUARANTORS:               ATLED CORPORATION,
                          a Mississippi corporation


                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL INVESTMENTS, INC.,
                          a Delaware corporation

                          By: /s/ W. T. Jagodinski
                             --------------------------------------------------
                          Name: W. T. Jagodinski
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------


                          D&PL TECHNOLOGY HOLDING
                          COMPANY, LLC,
                          a Delaware limited liability company

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------

                          GREENFIELD SEED COMPANY, LLC
                          a Delaware limited liability company

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          PAYMASTER TECHNOLOGY CORP.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------

                          SUREGROW LLC,
                          a Delaware limited liability company

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------

                          D&M INTERNATIONAL, L.L.C.,
                          a Missouri limited liability company

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL ARGENTINA, INC.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL CHINA, INC.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL INDIA, LLC,
                          a Delaware limited liability company

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL INTERNATIONAL
                          TECHNOLOGY CORP.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL INVESTING CORP.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL MEXICO, INC.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          D&PL SOUTH AFRICA, INC.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------

                          DELTAPINE PARAGUAY, INC.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------


                          TURK DELTAPINE, INC.,
                          a Delaware corporation

                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------

LENDER:

                          BANK OF AMERICA, N.A.,


                          By: /s/ Michael R. Frick
                             --------------------------------------------------
                          Name: Michael R. Frick
                               ------------------------------------------------
                          Title: Senior Vice President
                                -----------------------------------------------

                                 REVOLVING NOTE

$75,000,000                                                      April 15, 2005


         FOR VALUE RECEIVED, DELTA AND PINE LAND COMPANY, a Delaware corporation, (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A., its successors and assigns (the "Lender"), at its office at 9000 South Side Blvd. Jacksonville, FL 32256 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Guarantors, and the Lender (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2.6 of the Credit Agreement; provided that Loans made by the Lender may be subject to an "auto borrow" or "zero balance" or similar arrangement as further set forth in Section 2.1(a) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 2.6 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Revolving Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice (except for any notice expressly provided for in the Credit Agreement) of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         This Revolving Note and the Loans evidenced hereby may be transferred in whole or in part in accordance with Section 10.3 of the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                   DELTA AND PINE LAND COMPANY



                          By:  /s/ R. D. Greene
                             --------------------------------------------------
                          Name: R. D. Greene
                               ------------------------------------------------
                          Title: VP - Finance and Treasurer
                                -----------------------------------------------

BANK OF AMERICA                                    AUTOBORROW SERVICE AGREEMENT

This agreement is made as of this 15th day of April, 2005, by and between each of the undersigned customers (individually and collectively the "Customer") and each of the undersigned banks which maintain a bank account with the Customer (individually and collectively the "Bank").

Customer has requested that Bank provide to Customer the services constituting the Bank "AutoBorrow" program. For and in consideration of the promises contained herein and the performance of obligations specified herein, it is agreed as follows:

Definitions.

As used herein, the following terms shall have the meaning defined below:

1. Account: Customer's Bank demand deposit account number 0006 5323 4203 or Customer's substitute or replacement demand deposit account if actually linked to the Line of Credit under the AutoBorrow arrangement established under this Agreement.

2. Borrowing Increment Amount: Specified whole dollar amount in which advances of funds shall be made from the Line of Credit to the Account. For purposes of this Agreement, the Borrowing Increment Amount shall be $1,000.00.

3. Borrowing Target: The minimum amount of collected funds Customer wishes to maintain in Account; any balance less than the Borrowing Target shall trigger an incremental advance from the Line of Credit if sufficient credit is available, as provided in Step 3, below under "Operation of AutoBorrow." For the purposes of this Agreement, the Borrowing Target shall be $00.00.

4. Line of Credit: Line of credit extended to Customer by Bank in the maximum principal amount of $75,000,000.00 as evidenced by a Note dated April 15, 2005 with $15,000,000.00 allocated to the AutoBorrow as established by the terms of the Credit Agreement between the Bank and the Customer dated April 15, 2005 (the "Credit Agreement") as those documents may be modified, amended, extended or renewed. The term shall also include any line of credit replacing the Line of Credit if the replacement is actually linked to the Account under the AutoBorrow arrangement established under this Agreement.

5. Repaying Increment Amount: Specified whole dollar amount in which funds transfers shall be made from the Account to the Line of Credit. For purposes of this Agreement, the Repaying Increment Amount shall be $1,000.00.

6. Repaying Target: The maximum amount of collected funds Customer wishes to maintain in Account; any whole dollar incremental balance in excess of the Repaying Target shall be transferred from the account to pay down the Line of Credit if there exists an outstanding principal balance on the Line of Credit, as provided in Step 2, below under "Operation of AutoBorrow." For purposes of this Agreement, the Repaying Target shall be $00.00.

Operation of AutoBorrow.

         Step 1. At the end of each banking day, Bank will determine the collected balance in the Account and the outstanding Line of Credit principal balance.

         Step 2. If the collected funds in the Account are in excess of the Repaying Target by an amount at least equal to the Repaying Increment Amount, Bank shall transfer funds in excess of the Repaying Target amount from the Account in multiples of the Repaying Increment Amount up to the amount necessary to pay off the Line of Credit principal balance. Notwithstanding the foregoing, if the amount necessary to pay off the Line of Credit principal balance is less than the Repaying
                  Increment Amount, Bank shall transfer only from the account the whole dollar amount necessary to pay off the outstanding Line of Credit principal balance.

         Step 3. If the collected balance in the Account is less than the Borrowing Target and funds are available under the Line of Credit, Bank shall advance funds from the Line of Credit to the Account in multiples of the Borrowing Increment Amount in order to bring the Account balance up to the Borrowing Target. Notwithstanding the foregoing, if the amount available in the Line of Credit is less than the Borrowing Increment Amount, Bank shall advance available funds, in any whole dollar amount, to the Account.

Confirmations and Statements.

After each funds transfer, Bank will provide to Customer a written confirmation noting the date and amount of each transfer. Customer will also receive a monthly AutoBorrow statement reflecting activity in the Account.


Set Off

Subject to the provisions of the Credit Agreement, Bank is hereby authorized at any time to set off and charge against any deposit account of Customer, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Customer which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due under any document evidencing or securing the Line of Credit.

Related Documents.

This Agreement incorporates by reference each term, condition, representation, and warranty contained in the documents evidencing and securing the Line of Credit including, but not limited to, the Credit Agreement, Note, and borrowing resolutions, and each term, condition, representation, and warranty contained in the Depositor's Agreement, Signature Cards and Corporate Resolutions relating to the Account. To the extent that any such document conflicts with this Agreement, such document controls.

Term and Termination.

This Agreement shall terminate immediately upon expiration or termination of the Line of Credit. Otherwise, termination by Bank shall be effective 30 days after written notice is either hand delivered or sent via certified mail to the Customer's address set forth below. Unless terminated by Bank, this Agreement shall remain in effect until Bank receives written notice of termination from Customer and has been afforded a reasonable opportunity to act on such notice. This Agreement may not be assigned by Customer.

Fees.

Customer agrees to compensate Bank for providing the AutoBorrow services in accordance with the Bank rate schedule, which is subject to change from time to time.

Limitation of Liability.

Bank shall not be liable to Customer for failure to perform as contemplated or required by this Agreement unless such failure is the result of the gross negligence or willful misconduct of Bank, its employees, or agents. Bank shall not be liable under any circumstances to Customer or any third party for any failure to perform if the failure is due to conditions beyond the control of Bank, including, but not limited to, strikes, riots, war, military or national emergencies, acts of God, natural disasters, fire, outages of computers or associated equipment, or failure of transportation or communication methods or power supplies. In no event shall Bank be liable for special, indirect, or consequential damages, even if advised of the possibility of such damages.

Amendments.

This Agreement constitutes the complete understanding of Customer and Bank as to the AutoBorrow services, and specifically excludes all previous written or oral representations. No amendments to this Agreement shall be effective to bind Customer or Bank unless set forth in writing and executed by both Customer and Bank. Notices.

         For payments, Notices of Borrowing and Notices of Extension/Conversion:

         Bank of America, N.A.
         Notice Desk  FL9-100-03-18
         9000 Southside Blvd.
         Jacksonville, FL 32256
         Telecopy:  (904-464-5552)

         For all other Notices and Deliveries to the Lender:

         Bank of America, N.A.
         6060 Poplar Ave., Suite 310
         Memphis, Tennessee 38119-3997
         Mail Code:  TN3-860-03-22
         Attn:  Tom Branyan
         Telecopy:  (901) 433-8062

All written notices, modifications, and amendments shall be provided to Customer at:

To the Borrower:  R. D. Greene
---------------   Vice President/Finance and Treasurer
                  Delta and Pine Land Company
Mailing Address:  P.O. Box 157
                  Scott, MS  38772
Physical Address: One Cotton Row
                  Scott, MS 38772
Telecopy:         (662) 742-3350
                        --------


With a copy to:   Jerome C. Hafter
--------------    Phelps Dunbar LLP
Mailing Address:  Post Office Box 23066
                  Jackson, MS  39225-3066
Physical Address: 111 East Capitol Street
                  Suite 600
                  Jackson, MS
Telecopy:         (601) 360-9777



Acknowledgment of Authority.

Customer acknowledges that the operation of the AutoBorrow services will permit any person conducting transactions on the Account to have the ability to access the Line of Credit. Customer hereby confirms the authority of each person designated as an authorized signer in resolutions provided to Bank or otherwise authorized, permitted or allowed by Customer to conduct transactions on the Account, to also access and conduct transactions on the Line of Credit through the AutoBorrow services.
Customer also acknowledges that presentation for payment of lost or stolen checks can result in an advance from the Line of Credit. Customer agrees to take all appropriate precautions against such risk, to notify Bank in the event checks are lost or stolen, and to hold Bank harmless and indemnify it if such an event occurs.

Governing Law.

This agreement shall be governed and construed in accordance with the laws of the State of Mississippi. Customer irrevocably consents and submits to the personal jurisdiction of the state or federal courts in the State of Mississippi.

Other Terms and Conditions.

Multiple Customers; Multiple Banks. If this Agreement is executed by more than one Customer or Bank, this Agreement shall be deemed to be an agreement only between the Customer and the Bank maintaining an Account of the Customer.

Execution.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed this 15th day of April, 2005 .



         Delta and Pine Land Company


By:      /s/ R. D. Greene
         _________________________
               (signature)

Title:   VP - Finance and Treasurer
         ______________________________


By:      ______________________________
         (if second signature required)

Title:   ______________________________


By:      ______________________________
         (if second signature required)

Title:   ______________________________


Bank of America, N.A.
By:      /s/ Michael R. Frick
         _______________________________
                 (signature)
Name/
Title:   Michael R. Frick/ Senior Vice President
         _______________________________________